Exhibit 99.1

Investor Contacts:
Rich Jacobson
Executive Vice President and Chief Financial Officer jacobsonr@ffnorthwest.com
(206) 573-4973 Karla Evans Assistant Vice President, Investor Relations evansk@ffnorthwest.com (206) 833-1259

First Financial Northwest, Inc. Announces Closing of Acquisition
of First Financial Northwest Bank by Global Federal Credit Union

Renton, Washington – April 11, 2025 – First Financial Northwest, Inc. (NASDAQ GS: FFNW) (the “Company”), the former holding company of First Financial Northwest Bank (the “Bank”), today announced the closing, effective April 11, 2025, of the previously announced transaction whereby Global Federal Credit Union (“Global”), headquartered in Anchorage, Alaska, acquired substantially all of the assets and assumed substantially all of the liabilities (including deposit liabilities) of First Financial Northwest Bank. In connection with the closing of the transaction, the Company received $228.7 million in cash pursuant to the Purchase and Assumption Agreement by and among the Company, Global and the Bank, dated January 10, 2024.

The Company also notified the Nasdaq Stock Market of its intent to delist shares of Company common stock effective on April 21, 2025. As of the close of business on that date, the Company will also close its stock transfer books. As a result, the Company’s common stock will no longer trade on the Nasdaq Global Select Market and Company shareholders will be unable to transfer Company common stock after April 21, 2025.

The Company plans to distribute all of its remaining assets, including the purchase price received from Global, remaining after taxes and expenses, to Company shareholders in two or more distributions in the coming months. The Company expects to make an initial distribution on or about April 30, 2025, consisting of substantially all of the assets of the Company, less amounts retained to pay taxes and to pay known and anticipated expenses to be incurred in the wind-down and dissolution of the Company. As a condition to the payment of each shareholder’s pro rata portion of the initial distribution, shareholders with physical certificates are required to convert their certificates to book-entry with Computershare, the Company’s stock transfer agent. Shareholders with physical certificates will receive instructions by mail to effect such conversions.

Following these distributions, the Company expects to dissolve the Company in accordance with Washington law.

About First Financial Northwest, Inc.

Prior to the completion of the transaction, First Financial Northwest, Inc. was the parent company of First Financial Northwest Bank, a Washington State-chartered commercial bank headquartered in Renton, Washington. For additional information visit ffnwb.q4ir.com.

Forward-looking statements:

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, assumptions and statements about, among other things, the delisting, deregistration, wind-down and dissolution of the Company, the remaining expenses to be incurred in such process, and the remaining cash to be distributed to shareholders. These forward-looking statements are based on current management expectations and may, therefore, involve risks and uncertainties. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements made by, or on behalf of, us, and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the SEC – that are available on our Investor Relations website at ffnwb.q4ir.com and on the SEC’s website at sec.gov.

Any of the forward-looking statements that we make in this press release and in the other public statements are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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